Exhibit 99.1

Electronic Arts Reports Q2 FY18

Financial Results

REDWOOD CITY, CA - October 31, 2017 - Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its second fiscal quarter ended September 30, 2017.

“It was a strong second quarter for Electronic Arts, with players around the world captivated by our new EA SPORTS titles, top-performing mobile games, and expanding esports competitions,” said Chief Executive Officer Andrew Wilson. “The digital transformation is accelerating across our industry, and we are well-positioned for continued growth with more stunning new titles, thriving event-driven live services including competitive gaming, and continuing innovation for our players on all platforms.”
“We saw a notable shift to digital in our sports titles and remarkable growth in Ultimate Team,” said Chief Financial Officer Blake Jorgensen. “Our sports titles have once again shown their value in delivering a stable and dependable performance. This quarter demonstrates how they can drive our business and offers a window into how our games will evolve over the months and years to come.”
News and ongoing updates regarding EA and its games are available on EA’s blog at www.ea.com/news.

Selected Operating Highlights and Metrics

•	Digital net bookings* for the trailing twelve months was $3.240 billion, up 26% year-over-year, and now represents 63% of total net bookings for the same period.

•	More than 50% of Madden NFL 18 players engaged in the “Longshot” story mode through Q2 and Madden Ultimate Team™ players are up 25% year-over-year.

•	FIFA Mobile unique player base grew to more than 113 million.

•	The BattlefieldTM 1 community grew to more than 23.5 million players worldwide.

•	Monthly active players for The SimsTM 4 on PC increased more than 40% year-over-year.

* Net bookings, previously referred to as net sales, is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games.

Selected Financial Highlights and Metrics
All financial measures are presented on a GAAP basis.

•	Net cash provided by operating activities was $52 million.

•	Net cash provided by operating activities for the trailing twelve months was $1.802 billion, a record measured at the end of the second quarter.

•	In Q2, EA repurchased 1.3 million shares for $153 million.

Quarterly Financial Highlights

	Three Months Ended September 30,
	2017	2016
(in $ millions, except per share amounts)
Digital net revenue	689	566
Packaged goods and other net revenue	270	332
Total net revenue	959	898

Net loss	(22)	(38)
Loss per share	(0.07)	(0.13)

Operating cash flow	52	122*

Value of shares repurchased	153	127
Number of shares repurchased	1.3	1.6

*At the beginning of fiscal 2018, EA adopted FASB ASU 2016-09, related to stock-based compensation. Operating cash flow for the three months ended September 30, 2016 has been recast to reflect the impact of this standard.

While EA no longer reports certain non-GAAP financial measures, the following GAAP-based financial data and a long-term tax rate of 21% are used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Three Months Ended September 30, 2017
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
Total net revenue	959	—	220	—
Cost of revenue	389	—	—	(1)
Gross profit	570	—	220	1
Total operating expenses	611	(2)	—	(61)
Operating income (loss)	(41)	2	220	62
Interest and other income, net	3	—	—	—
Income (loss) before provision for (benefit from) income taxes	(38)	2	220	62
Number of shares used in computation:
Basic and diluted	309

EA's GAAP loss per share for the three months ended September 30, 2017 was calculated using the basic share count of 309 million. Had EA reported a profit, the diluted share count would have been 312 million shares.

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended June 30, 2017.

TTM Financial Highlights
	TTM Ended September 30,
	2017	2016
(in $ millions)
Digital net revenue	3,187	2,539
Packaged goods and other net revenue	1,897	2,008
Total net revenue	5,084	4,547

Net income	1,187	1,256

Operating cash flow*	1,802	1,323

Value of shares repurchased	555	1,016
Number of shares repurchased	5.7	15.2

*At the beginning of fiscal 2018, EA adopted FASB ASU 2016-09, related to stock-based compensation. Operating cash flow has been recast to reflect the impact of this standard.

While EA no longer reports certain non-GAAP financial measures, the following GAAP-based financial data and a long-term tax rate of 21% are used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	TTM Ended September 30, 2017
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
Total net revenue	5,084	—	32	—
Cost of revenue	1,261	(18)	—	(3)
Gross profit	3,823	18	32	3
Total operating expenses	2,408	(6)	—	(207)
Operating income	1,415	24	32	210
Interest and other income, net	6	—	—	—
Income before provision for income taxes	1,421	24	32	210

For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-Q for the fiscal quarter ended June 30, 2017.

Operating Metric

EA has renamed the operating metric “net sales” to “net bookings”. The following is a calculation of our total net bookings for the periods presented:

	Three Months Ended September 30,		TTM Ended September 30,
	2017	2016	2017	2016
(in $ millions)
Total net revenue	959	898	5,084	4,547
Change in deferred net revenue (online-enabled games)	220	200	32	(40)
Net bookings	1,179	1,098	5,116	4,507

Business Outlook as of October 31, 2017

The following forward-looking statements reflect expectations as of October 31, 2017. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2018 Expectations - Ending March 31, 2018

Financial metrics:

•	Net revenue is expected to be approximately $5.075 billion.

◦	Change in deferred net revenue (online-enabled games) is expected to be approximately $75 million.

•	Net income is expected to be approximately $1.136 billion.

•	Diluted earnings per share is expected to be approximately $3.63.

•	Operating cash flow, reflecting the recently adopted accounting standard related to stock-based compensation discussed below, is expected to be approximately $1.600 billion.

•	The Company estimates a share count of 313 million for purposes of calculating fiscal year 2018 diluted earnings per share.

Operational metric:

•	Net bookings is expected to be approximately $5.150 billion.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 21% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Twelve Months Ending March 31, 2018
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
(in $ millions)
Digital net revenue	3,295	—	115	—
Packaged goods & other net revenue	1,780	—	(40)	—
Total net revenue	5,075	—	75	—
Cost of revenue	1,290	—	—	(3)
Operating expense	2,443	(6)	—	(237)
Income before provision for income taxes	1,344	6	75	240
Net income	1,136
Number of shares used in computation:
Diluted shares	313

Third Quarter Fiscal Year 2018 Expectations - Ending December 31, 2017

Financial metrics:

•	Net revenue is expected to be approximately $1.135 billion.

◦	Change in deferred net revenue (online-enabled games) is expected to be approximately $865 million.

•	Net loss is expected to be approximately ($64) million.

•	Loss per share is expected to be approximately ($0.21).

•
The Company estimates a GAAP basic and diluted share count of 309 million shares due to a forecasted net loss. If the Company reports net income instead of a net loss, diluted share count for calculating diluted earnings per share would be 313 million shares.

Operational metric:

•	Net bookings is expected to be approximately $2.000 billion.

In addition, the following outlook for GAAP-based financial data and a long-term tax rate of 21% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Three Months Ending December 31, 2017
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
(in $ millions)
Total net revenue	1,135	—	865	—
Cost of revenue	521	—	—	(1)
Operating expense	690	(1)	—	(64)
Income/(loss) before provision for (benefit from) income taxes	(79)	1	865	65
Net loss	(64)
Number of shares used in computation:
Basic shares	309

Impact of Recently Adopted Accounting Standard
At the beginning of fiscal 2018, EA adopted FASB ASU 2016-09, related to stock-based compensation. This pronouncement required EA to change how it reports the cash effects of stock-based compensation in the Consolidated Statement of Cash Flow. It does not impact total cash and cash flow, but it does increase operating cash flow and decrease cash flow from financing activities. The following table reflects the impact of this standard on operating cash flow for the periods presented:

	Three Months Ended September 30,
(in $ millions)	2017	2016
Operating cash flow under historical GAAP	39	109

Operating cash flow under ASU 2016-09	52	122
Impact of ASU 2016-09 on operating cash flow	13	13

Conference Call and Supporting Documents

Electronic Arts will host a conference call on October 31, 2017 at 2:00 pm PT (5:00 pm ET) to review its results for the second fiscal quarter ended September 30, 2017 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number 844-215-4106 (domestic) or 918-534-8313 (international), using the password “EA” or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation and a financial model of EA’s historical results and guidance on EA’s IR Website. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until November 14, 2017 at 855-859-2056 (domestic) or 404-537-3406 (international) using pin code 90760245. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2018 expectations under the heading “Business Outlook as of October 31, 2017,” contain forward-looking statements that are subject to change.  Statements including words such as “anticipate,” “believe,” “estimate” or “expect” and statements in the future tense are forward-looking statements.  These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to develop and support digital products and services, including managing online security and privacy; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; general economic conditions; and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017.

These forward-looking statements are current as of October 31, 2017. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended September 30, 2017.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers. EA has more than 300 million registered players around the world.

In fiscal year 2017, EA posted GAAP net revenue of $4.8 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as The Sims™, Madden NFL, EA SPORTS™ FIFA, Battlefield™, Need for Speed™, Dragon Age™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

Ultimate Team, EA SPORTS, Battlefield, Battlefield 1, The Sims, Need for Speed, Dragon Age, and Plants vs. Zombies are trademarks of Electronic Arts Inc. John Madden, NFL and FIFA are the property of their respective owners and used with permission.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statement of Operations
(in $ millions, except share per data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Net revenue
Product	454	420	1,282	1,104
Service and other	505	478	1,126	1,065
Total net revenue	959	898	2,408	2,169
Cost of revenue
Product	300	317	364	407
Service and other	89	84	179	173
Total cost of revenue	389	401	543	580
Gross profit	570	497	1,865	1,589
Operating expenses:
Research and development	331	291	656	585
Marketing and sales	160	143	281	271
General and administrative	118	111	223	219
Amortization of intangibles	2	1	3	3
Total operating expenses	611	546	1,163	1,078
Operating income (loss)	(41)	(49)	702	511
Interest and other income (expense), net	3	(3)	9	(11)
Income (loss) before provision for (benefit from) income taxes	(38)	(52)	711	500
Provision for (benefit from) income taxes	(16)	(14)	89	98
Net income (loss)	(22)	(38)	622	402
Earnings (loss) per share
Basic	(0.07)	(0.13)	2.01	1.34
Diluted	(0.07)	(0.13)	1.99	1.28
Number of shares used in computation
Basic	309	301	309	301
Diluted	309	301	313	315

Results (in $ millions, except per share data)
The following table reports the variance of the actuals versus our guidance for the three months ended September 30, 2017 plus a comparison to the actuals for the three months ended September 30, 2016.

	Three Months Ended September 30,
	2017		2017	2016
	Guidance	Variance	Actuals	Actuals
Net revenue
Net revenue	955	4	959	898
GAAP-based financial data
Change in deferred net revenue (online-enabled games)	205	15	220	200
Cost of revenue
Cost of revenue	389	—	389	401
GAAP-based financial data
Acquisition-related expenses	—	—	—	(12)
Stock-based compensation	—	(1)	(1)	(1)
Operating expenses
Operating expenses	638	(27)	611	546
GAAP-based financial data
Acquisition-related expenses	(2)	—	(2)	(1)
Stock-based compensation	(61)	—	(61)	(47)
Loss before tax
Loss before tax	(69)	31	(38)	(52)
GAAP-based financial data
Acquisition-related expenses	2	—	2	13
Change in deferred net revenue (online-enabled games)	205	15	220	200
Stock-based compensation	61	1	62	48
Tax rate used for management reporting	21%		21%	21%
Loss per share
Basic	(0.18)	0.11	(0.07)	(0.13)
Diluted	(0.18)	0.11	(0.07)	(0.13)
Number of shares
Basic	310	(1)	309	301
Diluted	310	(1)	309	301

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	September 30, 2017	March 31, 2017[1]
ASSETS
Current assets:
Cash and cash equivalents	2,067	2,565
Short-term investments	2,288	1,967
Receivables, net of allowances of $116 and $145, respectively	812	359
Other current assets	248	308
Total current assets	5,415	5,199
Property and equipment, net	444	434
Goodwill	1,711	1,707
Acquisition-related intangibles, net	5	8
Deferred income taxes, net	248	286
Other assets	99	84
TOTAL ASSETS	7,922	7,718
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	187	87
Accrued and other current liabilities	969	789
Deferred net revenue (online-enabled games)	1,116	1,539
Total current liabilities	2,272	2,415
Senior notes, net	991	990
Income tax obligations	122	104
Deferred income taxes, net	1	1
Other liabilities	148	148
Total liabilities	3,534	3,658

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	817	1,049
Retained earnings	3,641	3,027
Accumulated other comprehensive loss	(73)	(19)
Total stockholders’ equity	4,388	4,060
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	7,922	7,718

1Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016[2]	2017	2016 [2]
OPERATING ACTIVITIES
Net income (loss)	(22)	(38)	622	402
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	32	45	63	91
Stock-based compensation	62	48	110	96
Change in assets and liabilities
Receivables, net	(589)	(481)	(454)	(493)
Other assets	(14)	31	66	37
Accounts payable	148	165	104	133
Accrued and other liabilities	216	181	100	109
Deferred income taxes, net	(15)	(23)	40	20
Deferred net revenue (online-enabled games)	234	194	(423)	(391)
Net cash provided by operating activities	52	122	228	4
INVESTING ACTIVITIES
Capital expenditures	(30)	(29)	(63)	(69)
Proceeds from maturities and sales of short-term investments	612	368	1,050	644
Purchase of short-term investments	(702)	(507)	(1,395)	(824)
Net cash used in investing activities	(120)	(168)	(408)	(249)
FINANCING ACTIVITIES
Payment of convertible notes	—	(136)	—	(163)
Proceeds from issuance of common stock	27	27	57	31
Cash paid to taxing authorities for shares withheld from employees	(10)	(9)	(105)	(106)
Repurchase and retirement of common stock	(153)	(127)	(303)	(256)
Net cash used in financing activities	(136)	(245)	(351)	(494)
Effect of foreign exchange on cash and cash equivalents	23	(5)	33	(8)
Decrease in cash and cash equivalents	(181)	(296)	(498)	(747)
Beginning cash and cash equivalents	2,248	2,042	2,565	2,493
Ending cash and cash equivalents	2,067	1,746	2,067	1,746

2Operating and financing cash flow figures for the three and six months ended September 30, 2016 have been recast to reflect the impact of ASU 2016-09 which EA adopted at the beginning of FY18

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY17	FY17	FY17	FY18	FY18	Change
Net revenue
Net revenue	898	1,149	1,527	1,449	959	7%
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[3]	200	921	(435)	(674)	220
Gross profit
Gross profit	497	633	1,325	1,295	570	15%
GAAP-based financial data
Acquisition-related expenses	12	18	—	—	—
Change in deferred net revenue (online-enabled games)[3]	200	921	(435)	(674)	220
Stock-based compensation	1	—	1	1	1
Gross profit (as a % of net revenue)	55%	55%	87%	89%	59%
Operating income (loss)
Operating income (loss)	(49)	(4)	717	743	(41)	16%
GAAP-based financial data
Acquisition-related expenses	13	20	1	1	2
Change in deferred net revenue (online-enabled games)[3]	200	921	(435)	(674)	220
Stock-based compensation	48	48	52	48	62
Operating income (loss) (as a % of net revenue)	(5%)	—	47%	51%	(4%)
Net income (loss)
Net income (loss)	(38)	(1)	566	644	(22)	42%
GAAP-based financial data
Acquisition-related expenses	13	20	1	1	2
Change in deferred net revenue (online-enabled games)[3]	200	921	(435)	(674)	220
Stock-based compensation	48	48	52	48	62
Tax rate used for management reporting	21%	21%	21%	21%	21%
Net income (loss) (as a % of net revenue)	(4%)	—	37%	44%	(2%)
Diluted earnings (loss) per share	(0.13)	(0.00)	1.81	2.06	(0.07)	46%
Number of diluted shares used in computation
Basic	301	303	308	309	309
Diluted	301	303	312	313	309
Anti-dilutive shares excluded for loss position[4]	13	10	—	—	3

3The difference between the balances of deferred net revenue (online-enabled games) in the unaudited condensed consolidated balance sheets does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows due to the impact of unrecognized gains/losses on cash flow hedges.

4Diluted earnings per share reflects the potential dilution from common shares (calculated using the treasury stock method), issuable through stock-based compensation plans. When the company incurs a loss, shares issuable through stock-based compensation plans are excluded from the diluted loss per share calculation as inclusion would be anti-dilutive.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY17	FY17	FY17	FY18	FY18	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by geography
North America	389	561	644	611	427	10%
International	509	588	883	838	532	5%
Total net revenue	898	1,149	1,527	1,449	959	7%
North America	58	370	(198)	(287)	59
International	142	551	(237)	(387)	161
Change in deferred net revenue (online-enabled games)[3]	200	921	(435)	(674)	220
North America	43%	49%	42%	42%	45%
International	57%	51%	58%	58%	55%
Total net revenue %	100%	100%	100%	100%	100%

Net revenue by composition
Full game downloads	94	169	259	209	123	31%
Live services[5]	323	369	510	501	408	26%
Mobile	149	147	165	169	158	6%
Total digital	566	685	934	879	689	22%
Packaged goods and other	332	464	593	570	270	(19%)
Total net revenue	898	1,149	1,527	1,449	959	7%
Full game downloads	(1)	186	(67)	(98)	(4)
Live services[5]	(68)	197	8	(81)	(98)
Mobile	(11)	27	10	(19)	(8)
Total digital	(80)	410	(49)	(198)	(110)
Packaged goods and other	280	511	(386)	(476)	330
Change in deferred net revenue (online-enabled games)[3]	200	921	(435)	(674)	220
Full game downloads	10%	15%	17%	14%	13%
Live services[5]	36%	32%	33%	35%	43%
Mobile	17%	13%	11%	12%	16%
Total digital	63%	60%	61%	61%	72%
Packaged goods and other	37%	40%	39%	39%	28%
Total net revenue %	100%	100%	100%	100%	100%

3The difference between the balances of deferred net revenue (online-enabled games) in the unaudited condensed consolidated balance sheets does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows due to the impact of unrecognized gains/losses on cash flow hedges.

5Live services includes net revenue previously presented as “Extra Content” and “Subscriptions, Advertising and Other” through Q4 FY17.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY17	FY17	FY17	FY18	FY18	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by platform
Xbox One, PLAYSTATION 4, Switch	513	728	1,039	974	569	11%
Other consoles	65	65	70	60	26	(60%)
Total consoles	578	793	1,109	1,034	595	3%
PC / Browser	158	190	246	240	196	24%
Mobile	149	148	165	171	162	9%
Other	13	18	7	4	6	(54%)
Total net revenue	898	1,149	1,527	1,449	959	7%
Xbox One, PLAYSTATION 4, Switch	177	762	(375)	(548)	244
Other consoles	43	3	(40)	(42)	14
Total consoles	220	765	(415)	(590)	258
PC / Browser	(9)	127	(30)	(61)	(30)
Mobile	(11)	27	9	(20)	(7)
Other	—	2	1	(3)	(1)
Change in deferred net revenue (online-enabled games)[3]	200	921	(435)	(674)	220
Xbox One, PLAYSTATION 4, Switch	57%	63%	68%	67%	59%
Other consoles	7%	6%	5%	4%	3%
Total consoles	64%	69%	73%	71%	62%
PC / Browser	18%	17%	16%	17%	20%
Mobile	17%	13%	11%	12%	17%
Other	1%	1%	—	—	1%
Total net revenue %	100%	100%	100%	100%	100%

3The difference between the balances of deferred net revenue (online-enabled games) in the unaudited condensed consolidated balance sheets does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q2	Q3	Q4	Q1	Q2	YOY %
	FY17	FY17	FY17	FY18	FY18	Change
CASH FLOW DATA
Operating cash flow[6]	122	1,137	437	176	52	(57%)
Operating cash flow[6] - TTM	1,323	1,555	1,578	1,872	1,802	36%
Capital expenditures	29	25	29	33	30	3%
Capital expenditures - TTM	120	124	123	116	117	(3%)
Repurchase and retirement of common stock	127	127	125	150	153	20%
DEPRECIATION
Depreciation expense	28	29	29	29	30	7%
BALANCE SHEET DATA
Cash and cash equivalents	1,746	2,483	2,565	2,248	2,067
Short-term investments	1,520	1,736	1,967	2,222	2,288
Cash and cash equivalents, and short-term investments	3,266	4,219	4,532	4,470	4,355	33%
Receivables, net	723	587	359	222	812	12%
STOCK-BASED COMPENSATION
Cost of revenue	1	—	1	1	1
Research and development	27	27	28	28	36
Marketing and sales	8	8	8	7	9
General and administrative	12	13	15	12	16
Total stock-based compensation	48	48	52	48	62

6Operating cash flow has been recast to reflect the impact of ASU 2016-09 which EA adopted at the beginning of FY18